AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This amendment (this “Amendment”) is entered into by and between Groupon, Inc., a Delaware corporation (the “Company”), and Jason Child (“Child”) effective January 1, 2012, with respect to the Amended and Restated Employment Agreement dated April 29, 2011 by and between the Company and Child (the “Agreement”).

In consideration of the mutual covenants and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Child hereby agree as follows:

1.	Section 4(c) of the Agreement is hereby amended to read as follows:

“Bonus. In addition to the Base Salary, Child received a one-time signing bonus of $375,000 to compensate him for accepting this employment. This bonus is not contingent upon Child's continued employment with the Company. In addition to the signing bonus, until the end of the term of this Agreement, Child shall be eligible to receive an annual cash incentive bonus under the Company's 2011 Incentive Plan or any successor plan (the 'Incentive Plan'), as determined by the administrator of such Incentive Plan in its sole discretion and payable in the same manner and at the same time(s) as applicable to other participants in the Incentive Plan; provided, however, that for the year 2012, Child's annual cash incentive bonus shall be no less than $350,000.”

2.	The heading of Section 6(a) of the Agreement is hereby amended to read as follows:

“Termination for Cause, Due to Death or Disability, or for Other than Good Reason.”

3.
The first sentence of Section 6(b) of the Agreement is hereby deleted and replaced with “If Child's employment is terminated by the Company for any reason other than for Cause or if Child's employment is terminated by Child for Good Reason, Child shall be entitled to:”

Except as modified by this Amendment, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date written below.

GROUPON, INC.
By:	/s/ Brian Schipper
Name:	Brian Schipper
Title:	SVP, Human Resources
Date:	April 23, 2012

JASON CHILD
/s/ Jason Child
Date:	April 23, 2012